UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2016

Golden Matrix Group, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4264 Lady Burton Street, Las Vegas, NV 89129
(Address of principal executive offices)
Phone: (432) 242-1325
(Company ’ s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 – Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain officers; Arrangements of Certain Officers.

Resignation of Edward Aruda as a Director.

On April 8, 2016 Edward Aruda announced his resignation as a Director of the Company.  There are no known disagreements with Mr. Aruda regarding such resignation or any claims the Company may have against him.

ITEM 8.01 Other Information

Effective as of April 3, 2016, the Board of Directors of the Company determined that it was in the best interests of the Company and its stockholders that the Company modify the Asset Purchase Agreement. WHEREAS, In reference to the Asset Purchase Agreement filed in the 8K on Febuary 29, 2016, the company has made changes and an addendum to Section1.07 regarding the  SERIES B PREFERRED VOTING SHARES as follows;

In further consideration of the purchase of the Gaming IP and the “know how” 1,000 issued and outstanding Series B Preferred Voting Shares, currently issued in Santa Rosa Resources Inc’s name and evidenced by Certificate Number PRB1, shall be cancelled and a new certificate issued in the name of Luxor Capital LLC in the amount of 1000 Series B shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2016

Golden Matrix Group

/s/ Anthony B. Goodman

_______________________________

Anthony B. Goodman, CEO